Exhibit 5.1

September 19, 2025

Board of Directors

FG Nexus Inc.

6408 Bannington Road

Charlotte, NC 28226

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to FG Nexus Inc. (the “Company”), in connection with its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). On October 1, 2021, the Board of Directors of the Company (the “Board”) approved the 2021 Equity Incentive Plan, which has been amended as of May 16, 2023, December 19, 2024 and September 5, 2025 (as amended, the Equity Plan”). On July 23, 2025, the Board, with stockholder approval, approved an amendment to the Equity Plan (the “Amendment”), which became effective on September 5, 2025 and authorizes the issuance of up to 10,000,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”) under the Equity Plan. Pursuant to the Registration Statement, the Company is registering the Shares for issuance under the Equity Plan. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A.	an executed copy of the Registration Statement;

B.	a copy of the Amended and Restated Articles of Incorporation of the Company, filed with the Secretary of State of the State of Nevada on October 17, 2022, as amended by the Certificate of Amendment filed on February 29, 2024, and the Certificate of Change filed on October 29, 2024 and the Certificate of Amendment filed on September 5, 2025;

C.	a copy of the By-Laws of the Company, effective as of October 13, 2022;

D.	copies of resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other things, approval of the Amendment and the filing of the Registration Statement; and

E.	the certificate of good standing covering the Company, issued by the Secretary of State of the State of Nevada as of a recent date (the “Certificate of Good Standing”).

September 19, 2025

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; and (g) the due authorization, execution and delivery of all documents by parties other than the Company.

We are opining herein as to the Nevada General Corporation Law, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized for issuance pursuant to the Equity Plan, and when issued in accordance with the terms of the Equity Plan, will be validly issued, fully paid and nonassessable.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Holland & Hart LLP